UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BioNexus Gene Lab Corp.
(Exact name of registrant as specified in its charter)

Wyoming	35-2604830
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Unit 02, Level 10 Tower B, Avenue 3, The Vertical

Business Suite II Bangsar South No. 8 Jalan Kerinchi

Kuala Lumpur, Malaysia

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of Common Stock, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-269753

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of shares of common stock, no par value, of  BioNexus Gene Lab Corp. (the “Registrant”) to be registered hereunder is set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-269753) originally filed with the Securities and Exchange Commission on February 14, 2023, as amended by any amendments to such Registration Statement and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BioNexus Gene Lab Corp.

Date: July 19, 2023	By:	/s/ Sook Keng Yeoh
	Name:	Sook Keng Yeoh
	Title:	Chief Executive Officer and Director

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